Exhibit 4.5

        TRUST AGREEMENT, dated as of May 23, 2001, between MELLON BANK, N.A., a national banking association, as depositor (the “Depositor”), and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, as owner trustee (the “Owner Trustee”). The Depositor and the Owner Trustee hereby agree as follows:

          1.   Creation of Trust.

                 (a)  The trust created hereby shall be known as "Mellon Premium Finance Loan Owner Trust." The purpose of the Trust is to acquire, hold and sell a revolving pool of insurance premium finance agreements and related assets (the "Assets"), to enter into certain contracts in connection therewith and to engage in other activities to accomplish the foregoing.

                (b)  The Depositor hereby assigns, transfers, conveys and sets over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Owner Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. '3801 et seq. and that this Trust Agreement constitute the governing instrument of the Trust. The Owner Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

                (c)  The Owner Trustee is authorized and directed to enter into such documents and take such other action as the Depositor specifically directs in written instructions delivered to the Owner Trustee; provided, however, the Owner Trustee shall not be required to take any action if the Owner Trustee shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Owner Trustee is a party.

                (d)  The Depositor is hereby authorized and directed, as the agent of the Trust, (i) to prepare, file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of asset backed certificates (the "Securities"), the source of payment for which is the Assets; (ii) to prepare, file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Securities under the securities or blue sky laws or license the Trust under the lending laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Securities, among the Trust, the Depositor and the Underwriter named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement.

                (e)  The Depositor and the Owner Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement, to provide for the contemplated operation of the Trust created hereby.

          2.   Concerning the Owner Trustee.

                (a)  Except as otherwise expressly required by Section 1 of this Trust Agreement, the Owner Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Owner Trustee. The Owner Trustee shall not be liable for the acts or omissions of the Depositor nor shall the Owner Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor.

                (b)  The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Owner Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

                      (i)  The Owner Trustee shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Owner Trustee;

                     (ii)  No provision of this Trust Agreement shall require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or duties hereunder, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                      (iii)  Under no circumstance shall the Owner Trustee be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

                      (iv)  The Owner Trustee shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor;

                      (v)  In the event that the Owner Trustee is unsure of the course of action to be taken by it hereunder, the Owner Trustee may request instructions from the Depositor and to the extent the Owner Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Owner Trustee, it shall have no duty or liability for its failure to take any action or for any action it takes in good faith;

                      (vi)  All funds deposited with the Owner Trustee hereunder may be held in a non-interest bearing trust account and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Depositor; and

                      (vii)  To the extent that, at law or in equity, the Owner Trustee has duties and liabilities relating thereto to the Depositor or the Trust, the Depositor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

                (c)  The Owner Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                (d)  In the exercise or administration of the trusts hereunder, the Owner Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Owner Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee in good faith, and (ii) may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

                (e)  Except as expressly provided in this Section 2, in accepting and performing the trusts hereby created, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

           3.  Compensation and Indemnification.

                (a)  The Depositor hereby agrees to (i) compensate the Owner Trustee in accordance with a separate fee agreement with the Owner Trustee, (ii) reimburse the Owner Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Owner Trustee and any of the officers, directors, employees and agents of the Owner Trustee (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

                (b)  To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Depositor prior to the final disposition of any matter upon receipt by the Depositor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Agreement.

                (c)  As security for any amounts owing to the Owner Trustee hereunder, the Owner Trustee shall have a lien against the Trust property, which lien shall be prior to the rights of the Depositor or any other beneficial owner of the Trust. The obligations of the Depositor under this Section 3 shall survive the termination of this Trust Agreement.

          4.   The Owner Trustee may resign upon thirty days prior notice to the Depositor. If no successor has been appointed within such thirty day period, the Owner Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee.

          5.   This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

          6.   This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          7.   This Trust Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

[Signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Owner Trustee By: Name: Title: MELLON BANK, N.A., as Depositor By: Name: Title: